EXHIBIT 99.1

                                  PRESS RELEASE

FOR IMMEDIATE RELEASE:                          CONTACT:

Titanium Metals Corporation                     Mark A. Wallace
1999 Broadway, Suite 4300                       Executive Vice President &
Denver, Colorado 80202                          Chief Financial Officer
                                                (303) 296-5615


                       TIMET FIRST QUARTER CONFERENCE CALL

     DENVER, COLORADO . . . April 19, 2000 . . . Titanium Metals Corporation ("TIMET") (NYSE: TIE) will host a conference call to discuss its first quarter results on Tuesday, April 25, 2000 at 11:00 a.m. (EDT). Mr. J. Landis Martin, Chairman, President and Chief Executive Officer, will host the call. Participants can access the call by dialing 800-450-0821 (domestic) and 320-365-3624 (international).

         A taped replay of the call will be available until 12:00 p.m. on May 25, 2000 by calling 800-475-6701 (domestic) and 320-365-3844 (international).
The access code for the replay is 514554.

         Statements in the conference call relating to matters that are not historical facts are forward-looking statements that represent management's beliefs and assumptions based on currently available information. Forward-looking statements can be identified by the use of words such as "believes," "intends," "may," "will," "looks," "should," "anticipates," "expects," or comparable terminology or by discussions of strategy or trends. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give any assurance that these expectations will prove to be correct. Such statements involve substantial risks and uncertainties, including, but not limited to, the cyclicality of the commercial aerospace industry, the performance of The Boeing Company and other aerospace manufacturers under their long-term purchase agreements with the Company, global economic conditions, global productive capacity for titanium, changes in product pricing, and other risks and uncertainties included in the Company's filings with the Securities and Exchange Commission. Should one or more of these risks materialize (or the consequences of such a development worsen), or should the underlying assumptions prove incorrect, actual results could differ materially from those forecasted or expected. The Company assumes no duty to update any forward-looking statements.

         TIMET, headquartered in Denver, Colorado, is a leading worldwide integrated producer of titanium metal products. Information on TIMET is available on the world wide web at http://www.timet.com/.